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                   Fried, Frank, Harris, Shriver & Jacobson
                        1001 Pennsylvania Avenue, N.W.
                                   Suite 800
                           Washington, DC 20004-2505

                              September 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

     Re:              Nuveen Flagship Multistate Trust IV
                      (File Nos. 333-16115 and 811-07751)

Ladies and Gentlemen:

     Enclosed herewith please find Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of the Nuveen (the "Fund") pursuant to Rule 485(b) of the Securities Act of 1933.

     In addition, we represent that Post-Effective Amendment No. 1 does not contain disclosures that would render it ineligible to become effective under Rule 485(b).

     Should there by any questions regarding this Post-Effective Amendment, please do not hesitate to contact the undersigned at (202) 639-7065 or Monica L. Parry at (202) 639-7343.


                                     Very truly yours,

                                     Fried, Frank, Harris, Shriver & Jacobson


                                     By  /s/ Thomas S. Harman
                                         --------------------------------
                                           Thomas S. Harman

Enclosure